Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Lauren Armstrong	Cynthia Hiponia
Symantec Corp.	Symantec Corp.
(650) 448-7352	(650) 527-8020
Lauren_Armstrong@symantec.com	Cynthia_Hiponia@symantec.com

Symantec Reports Fiscal Third Quarter 2019 Results

GAAP revenue of $1.211 billion and non-GAAP revenue of $1.218 billion were above guidance

GAAP diluted EPS of $0.10 and non-GAAP diluted EPS of $0.44 were above guidance

Cash flow from operating activities was $377 million, up 28% year-over-year

Company announces an increase to its existing share repurchase authorization to $1.3 billion

Company increases Enterprise Security revenue guidance and GAAP diluted and non-GAAP diluted EPS for Full Year 2019

Company announces appointment of Chief Accounting Officer

MOUNTAIN VIEW, Calif. – January 31, 2019 – Symantec Corp. (NASDAQ: SYMC) today reported results for its third quarter fiscal year 2019 ended December 28, 2018.

“Our integrated platforms with best-in-class solutions for both consumer and enterprises drove continued adoption in the third quarter,” said Greg Clark, Symantec President and CEO. “We achieved operating results in line or above guidance, while delivering strong cash flow from operations.  Enterprises recognize the superior protection, cross-product integration and the lower overall cost of ownership of our Integrated Cyber Defense platform.  Our Consumer Digital Safety platform, built around the core tenets of Malware, Identity Protection and Privacy are resonating with consumers, driving increased retention rates and consumer digital safety adoption.  Based on the outperformance of Enterprise Security revenue in the third quarter, we are raising our revenue and EPS guidance for the remainder of fiscal year 2019. We are also pleased to announce that in the fourth quarter, the Board of Directors has authorized an increase to our existing share repurchase authorization to $1.3 billion.”

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures are provided below.

Third Quarter Fiscal 2019 Financial Highlights
•	GAAP revenue was $1.211 billion, non-GAAP revenue was $1.218 billion
•	GAAP operating margin of 14%, non-GAAP operating margin of 32%
•	GAAP diluted EPS was $0.10, non-GAAP diluted EPS was $0.44
•	Cash flow from operating activities of $377 million

Fourth Quarter and Fiscal Year 2019 Guidance

Fourth Quarter Fiscal 2019	GAAP	Non-GAAP
Revenue	$1,185M - $1,215M	$1,190M - $1,220M
Operating Margin	9% - 10%	30%
EPS (Diluted)	$0.06 - $0.10	$0.37 - $0.41
Fiscal Year 2019
Revenue	$4,730M - $4,760M	$4,760M - $4,790M
Operating Margin	8%	30%
EPS (Diluted)	$0.06 - $0.10	$1.57 - $1.61

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on March 13, 2019, to all shareholders of record as of the close of business on February 19, 2019.

For additional details regarding Symantec’s results and outlook, please see the Supplemental Information on the investor relations page of our website at: http://www.symantec.com/invest.

Appointment of Chief Accounting Officer

The Company announced that its Board of Directors appointed Matthew Brown, who is currently its Vice President, Finance and Corporate Controller, to the position of Vice President, Finance and Chief Accounting Officer, effective immediately.

Mr. Brown joined the Company as Vice President, Finance in August 2016 following the Company’s acquisition of Blue Coat, where he had served since October 2015, most recently as Vice President, Corporate Controller. Previously, he served in various positions at NETGEAR, a computer networking hardware company, from 2010 to October 2015, most recently as Senior Director, Assistant Controller.

Conference Call

Symantec has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its third quarter fiscal year 2019 ended December 28, 2018 and to review guidance. Interested parties may access the conference call through Symantec’s Investor Relations website at http://investor.symantec.com/investor-relations/events-calendar/. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 3061497.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the information contained under the caption “Fourth Quarter and Fiscal Year 2019 Guidance” and the statements regarding Symantec’s planned cash dividend, as well as other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities, and Symantec’s continued cost and operating efficiencies. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general business and economic conditions; our ability to integrate acquired businesses and realize the expected benefits of the acquisitions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates and the impact of any tax reform legislation; the impact related to Symantec’s adoption of the new revenue accounting standard and future adoption of other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q.

USE OF NON-GAAP FINANCIAL INFORMATION: We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. Additionally, we provide the non-GAAP metric of implied billings.  These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including Supplemental Information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets (1)
(In millions, unaudited)

	December 28, 2018	March 30, 2018 (2)

ASSETS
Current assets:
Cash and cash equivalents	$2,309	$1,774
Short-term investments	270	388
Accounts receivable, net	723	809
Other current assets	422	522
Total current assets	3,724	3,493
Property and equipment, net	791	778
Intangible assets, net	2,329	2,643
Goodwill	8,344	8,319
Other long-term assets	1,268	526
Total assets	$16,456	$15,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$201	$168
Accrued compensation and benefits	226	262
Current portion of long-term debt	598	-
Contract liabilities (3)	2,214	2,368
Other current liabilities	404	372
Total current liabilities	3,643	3,170
Long-term debt	4,447	5,026
Long-term contract liabilities (3)	701	735
Deferred income tax liabilities	626	592
Long-term income taxes payable	1,055	1,126
Other long-term liabilities	78	87
Total liabilities	10,550	10,736
Total stockholders' equity	5,906	5,023
Total liabilities and stockholders' equity	$16,456	$15,759

(1) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q3 FY19 and the first nine months in FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(2) Derived from audited consolidated financial statements.
(3) As a result of the new revenue recognition accounting standard (ASC 606), amounts we have previously referred to as deferred revenue are now referred to as contract liabilities, which consist of the total of what is now identified as deferred revenue and customer deposit liabilities in all schedules throughout this document.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations (1)
(In millions, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017

Net revenues	$1,211	$1,209	$3,542	$3,624
Cost of revenues	266	249	771	768
Gross profit	945	960	2,771	2,856
Operating expenses:
Sales and marketing	364	372	1,115	1,239
Research and development	209	225	677	699
General and administrative	98	122	345	431
Amortization of intangible assets	52	52	156	166
Restructuring, transition and other costs	53	93	205	278
Total operating expenses	776	864	2,498	2,813
Operating income	169	96	273	43
Interest expense	(53)	(58)	(157)	(199)
Gain on divestiture	-	658	-	658
Other income (expense), net	(19)	9	(60)	-
Income from continuing operations before income taxes	97	705	56	502
Income tax expense (benefit)	38	(606)	70	(683)
Income (loss) from continuing operations	59	1,311	(14)	1,185
Income from discontinued operations, net of income taxes	6	31	11	12
Net income (loss)	$65	$1,342	$(3)	$1,197

Income (loss) per share – basic:
Continuing operations	$0.09	$2.12	$(0.02)	$1.93
Discontinued operations	$0.01	$0.05	$0.02	$0.02
Net income (loss) per share – basic	$0.10	$2.17	$(0.00)	$1.95
Income (loss) per share – diluted:
Continuing operations	$0.09	$1.97	$(0.02)	$1.78
Discontinued operations	$0.01	$0.05	$0.02	$0.02
Net income (loss) per share – diluted (2)	$0.10	$2.01	$(0.00)	$1.80

Weighted-average shares outstanding – basic	637	619	631	614
Weighted-average shares outstanding – diluted	655	667	631	665

(1) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q3 FY19 and the first nine months in FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(2) Net income per share may not add due to rounding.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2018	December 29, 2017 (1)	December 28, 2018	December 29, 2017

OPERATING ACTIVITIES:
Net income (loss)	$65	$1,342	$(3)	$1,197
Income from discontinued operations, net of income taxes	(6)	(31)	(11)	(12)
Adjustments:
Amortization and depreciation	152	157	457	485
Impairment of long-lived assets	1	27	8	47
Stock-based compensation expense	55	125	265	448
Deferred income taxes	(21)	(1,632)	(18)	(1,821)
Gain on divestiture	-	(658)	-	(658)
Other	34	5	52	37
Change in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable, net	(189)	(153)	97	(38)
Accounts payable	47	(15)	35	5
Accrued compensation and benefits	55	22	(26)	(53)
Contract liabilities	181	214	70	187
Income taxes payable	50	924	(17)	954
Other assets	(54)	(3)	1	(12)
Other liabilities	7	(64)	38	(85)
Net cash provided by continuing operating activities	377	260	948	681
Net cash provided by discontinued operating activities	-	34	-	3
Net cash provided by operating activities	377	294	948	684
INVESTING ACTIVITIES:
Additions to property and equipment	(58)	(33)	(153)	(105)
Payments for acquisitions, net of cash acquired	(24)	(41)	(41)	(402)
Proceeds from maturities and sales of short-term investments	20	25	119	25
Purchase of short-term investments	-	(207)	-	(408)
Proceeds from divestiture, net of cash contributed	-	946	-	946
Proceeds from sale of property	26	-	26	-
Other	(5)	(20)	(12)	(20)
Net cash provided by (used in) investing activities	(41)	670	(61)	36
FINANCING ACTIVITIES:
Repayments of debt	-	(630)	-	(2,640)
Net proceeds from sales of common stock under employee stock incentive plans	2	9	8	83
Tax payments related to restricted stock units	(115)	(14)	(168)	(97)
Dividends and dividend equivalents paid	(59)	(49)	(169)	(163)
Payment for dissenting shareholder settlement	-	-	-	(68)
Net cash used in financing activities	(172)	(684)	(329)	(2,885)
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	26	(23)	60
Change in cash and cash equivalents	162	306	535	(2,105)
Beginning cash and cash equivalents (including cash and cash equivalents held for sale)	2,147	1,836	1,774	4,247
Ending cash and cash equivalents	$2,309	$2,142	$2,309	$2,142

(1) The impact of assets and liabilities reclassified as held for sale during the period was not considered in the changes in operating assets and liabilities within cash flows from operating activities.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(Dollars in millions, except per share data, unaudited)

	Three Months Ended
	December 28, 2018	December 29, 2017

Net revenues	$1,211	$1,209
Contract liabilities fair value adjustment	7	25
Net revenues (Non-GAAP)	$1,218	$1,234

Operating income	$169	$96
Contract liabilities fair value adjustment	7	25
Stock-based compensation	55	125
Amortization of intangible assets	111	111
Restructuring, transition and other costs	53	93
Acquisition-related costs	-	13
Operating income (Non-GAAP)	$395	$463

Operating margin	14%	8%
Operating margin (Non-GAAP)	32%	38%

Net income	$65	$1,342
Adjustments to income from continuing operations:
Contract liabilities fair value adjustment	7	25
Stock-based compensation	55	125
Amortization of intangible assets	111	111
Restructuring, transition and other costs	53	93
Acquisition-related costs	-	13
Non-cash interest expense	7	9
Gain on divestiture	-	(658)
Loss from equity interest	24	-
Income tax reform	-	(810)
Other income tax effects and adjustments	(31)	109
Total adjustment from continuing operations	226	(983)
Total adjustment from discontinued operations	(6)	(31)
Net income (Non-GAAP)	$285	$328

Diluted net income per share (3)	$0.10	$2.01
Adjustments to diluted net income per share
Contract liabilities fair value adjustment	0.01	0.04
Stock-based compensation	0.08	0.19
Amortization of intangible assets	0.17	0.17
Restructuring, transition and other costs	0.08	0.14
Acquisition-related costs	-	0.02
Non-cash interest expense	0.01	0.01
Gain on divestiture	-	(0.99)
Loss from equity interest	0.04	-
Income tax reform	-	(1.21)
Other income tax effects and adjustments	(0.05)	0.16
Total adjustment from continuing operations	0.35	(1.47)
Total adjustment from discontinued operations	(0.01)	(0.05)
Diluted net income per share (Non-GAAP)	$0.44	$0.49

Diluted weighted-average shares outstanding	655	667

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q3 FY19 and the first nine months in FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(3) Net income per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue to Non-GAAP Implied Billings (1) (2)
(In millions, unaudited)

	Three Months Ended
	December 28, 2018	December 29, 2017

Total Company Implied Billings (Non-GAAP)
Total revenue	$1,211	$1,209
Add: Contract liabilities (end of period)	2,915	2,730
Less: Contract liabilities (beginning of period)	(2,746)	(2,514)
Other Contract liabilities adjustments (3)	4	3
Implied billings (Non-GAAP)	$1,384	$1,428

Enterprise Security Implied Billings (Non-GAAP)
Total revenue	$609	$625
Add: Contract liabilities (end of period)	1,876	1,685
Less: Contract liabilities (beginning of period)	(1,717)	(1,484)
Other Contract liabilities adjustments (3)	4	3
Implied billings (Non-GAAP)	$772	$829

Consumer Digital Safety Implied Billings (Non-GAAP)
Total revenue	$602	$584
Add: Contract liabilities (end of period)	1,039	1,045
Less: Contract liabilities (beginning of period)	(1,029)	(1,030)
Implied billings (Non-GAAP)	$612	$599

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q3 FY19 and the first nine months in FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(3) Other contract liabilities adjustments include the change in contract liabilities related to Veritas discontinued operations.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Income and EPS (1) (2)
(Dollars in millions, except per share data, unaudited)

Fourth Quarter Fiscal Year 2019

Revenue Guidance
GAAP revenue range	$1,185	-	$1,215
Adjustment:
Contract liabilities fair value adjustment		$5
Non-GAAP revenue range	$1,190	-	$1,220

Operating Margin Guidance and Reconciliation
GAAP operating margin	9%	-	10%
Adjustments:
Contract liabilities fair value adjustment		0%
Stock-based compensation		7%
Amortization of intangible assets		9%
Restructuring, transition and other costs		3%
Other		1%
Non-GAAP operating margin		30%

Earnings Per Share Guidance and Reconciliation
GAAP diluted income per share range (3)	$0.06	-	$0.10
Adjustments:
Contract liabilities fair value adjustment		$0.01
Stock-based compensation		$0.13
Amortization of intangible assets		$0.17
Restructuring, transition and other costs		$0.06
Other		$0.01
Income tax effects and adjustments		($0.08)
Non-GAAP diluted earnings per share range (3)	$0.37	-	$0.41

Fiscal Year 2019

Revenue Guidance
GAAP revenue range	$4,730	-	$4,760
Adjustment:
Contract liabilities fair value adjustment		$30
Non-GAAP revenue range	$4,760	-	$4,790

Operating Margin Guidance and Reconciliation
GAAP operating margin		8%
Adjustments:
Contract liabilities fair value adjustment		1%
Stock-based compensation		7%
Amortization of intangible assets		9%
Restructuring, transition and other costs		5%
Non-GAAP operating margin		30%

Earnings Per Share Guidance and Reconciliation
GAAP diluted income per share range (3)	$0.06	-	$0.10
Adjustments:
Contract liabilities fair value adjustment		$0.05
Stock-based compensation		$0.53
Amortization of intangible assets		$0.67
Restructuring, transition and other costs		$0.37
Other		$0.15
Income tax effects and adjustments		($0.26)
Non-GAAP diluted earnings per share range (3)	$1.57	-	$1.61

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Amounts may not add due to rounding.
(3) GAAP income per share, adjustments per share and non-GAAP income per share are calculated using diluted share count of 656 million and 660 million for Q4 FY19 and FY19, respectively.

SYMANTEC CORPORATION
Appendix A
Explanation of Non-GAAP Measures

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Contract liabilities adjustment:  Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.
Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Stock-based compensation:  This consists of expenses for employee restricted stock units, performance based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.
Amortization of intangible assets:  Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.
Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include facilities and other exit and disposal costs, including asset write-offs. Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes.  In addition, transition costs include expenses associated with our divestitures. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these cost from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.
Litigation settlement:  We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.
Gain on divestitures:  We periodically recognize gains on divestitures, including in fiscal 2018 related to our WSS and PKI solutions. We have excluded these gains for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.
Gain (loss) from equity interest:  We record gains or losses in equity method investments representing net income or loss attributable to our noncontrolling interest in companies over which we have limited control and visibility.  We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing core results.
Income tax effects and adjustments:  Prior to the third quarter of fiscal 2018, we used a projected long-term non-GAAP tax rate that reflected the elimination of the effects of the non-GAAP adjustments to our operating results described above and significant discrete items, as well as certain unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas in order to provide better consistency across the interim financial reporting periods. Starting with the third quarter of fiscal 2018, as a result of U.S. tax reform, we use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate.
Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.
Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.
Implied billings:  We define implied billings as total revenue plus the change in adjusted contract liabilities. The change in contract liabilities excludes contract liabilities acquired or divested during the period as well as the change in contract liabilities related to discontinued operations that does not amortize to revenue from continuing operations. We consider implied billings to be a useful metric for management and investors because it facilitates an analysis of changes in contract liabilities balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of implied billings versus revenue calculated in accordance with GAAP. First, implied billings include amounts that have not yet been recognized as revenue. Second, our calculation of implied billings may be different from other companies in our industry, some of which may not use implied billings, may calculate implied billings differently, may have different implied billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of implied billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating implied billings together with revenue calculated in accordance with GAAP.